Exhibit 10.6

FORM OF

TRANSFER AGENCY AND SERVICE AGREEMENT

THIS AGREEMENT (“Agreement”) is made as of the [●] day of [●], 2025, by and between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at One Congress Street, Massachusetts 02114-2016 (“State Street” or the “Transfer Agent”), and Third Point Private Capital Partners, a Delaware statutory trust formed and existing under the laws of the State of Delaware (the “Company”).

WHEREAS, the Company is a closed-end management investment company that intends to elect to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”)

WHEREAS, the Company may offer common shares of beneficial interest in the Company (“Shares”) from time to time;

WHEREAS, the Company desires to appoint the Transfer Agent as its transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and the Transfer Agent desires to accept such appointment; and

Now, Therefore, in consideration of the mutual covenants herein contained, the parties hereto agree as follows.

1.	TERMS OF APPOINTMENT

1.1	Appointment. Subject to the terms and conditions set forth in this Agreement, the Company hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as, transfer agent for the Company’s authorized and issued Shares, dividend disbursing agent, and agent in connection with any accumulation or similar plans provided to shareholders (“Shareholders”) of the Company and set out in the Company’s currently effective Registration Statement on Form 10 (the “Registration Statement”) or other operative documents, and each amendment thereto, including without limitation any periodic investment plan or periodic withdrawal program.

1.2	Transfer Agency Services. In accordance with procedures established from time to time by agreement between the Company and the Transfer Agent, the Transfer Agent shall:

(i)	establish each Shareholder’s account in the Company on the Transfer Agent’s recordkeeping system and maintain such account for the benefit of such Shareholder;

(ii)	receive orders for the purchase or subscription of Shares from the Company and process all purchases and subscriptions, and in the case of purchases, promptly deliver payment and appropriate documentation thereof to the custodian of the Company as identified by the Company (the “Custodian”);

(iii)	pursuant to such purchase orders, issue the appropriate number of Shares and book such Share issuance to the appropriate Shareholder account;

(iv)	receive repurchase requests and repurchase directions from the Company and process all repurchases, including applying pro rata as applicable, and deliver the appropriate documentation thereof to the Custodian;

(v)	with respect to the transactions in items (i) through (iv) above, the Transfer Agent shall process transactions received directly from broker-dealers or other intermediaries authorized by the Company who shall thereby be deemed to be acting on behalf of the Company;

(vi)	at the appropriate time as and when it receives monies paid to it by the Custodian with respect to any repurchase, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

(vii)	process Shareholder account maintenance instructions received directly from broker-dealers or other intermediaries authorized per procedures (including the Transfer Agent’s procedures to authenticate and validate instructions to change an account’s registration or wire transfer instructions) established by mutual agreement of the Transfer Agent and the Company;

(viii)	process transfer of Shares by the registered owners thereof upon receipt of proper instruction and approval by the Company;

(ix)	process and transmit payments for any dividends and distributions declared by the Company; and

(x)	record the issuance of Shares and maintain pursuant to Rule 17Ad-10(e) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), a record of the total number of Shares of the Company which are authorized, based upon data provided to it by the Company, and issued and outstanding; and provide the Company on a regular basis with the total number of Shares of the Company which are issued and outstanding, but the Transfer Agent shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares to determine if there are authorized Shares available for issuance or to take cognizance of any laws relating to, or corporate actions required for, the issue or sale of such Shares, which functions shall be the sole responsibility of the Company.

1.3	Additional Services. In addition to, and neither in lieu of nor in contravention of the services set forth in Section 1.2 above, the Transfer Agent shall perform the following services:

(i)	Other Customary Services. Perform certain customary services of a transfer agent and dividend disbursing agent, including, but not limited to: maintaining Shareholder accounts, preparing Shareholder meeting lists, arranging for the distribution of Shareholder reports to current Shareholders, maintaining on behalf of the Company such bank accounts as the Transfer Agent shall deem necessary for the performance of its duties under this Agreement, confirming timely receipt or distribution of Shareholder monies, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, arranging for the preparation and dissemination of confirmation forms and statements of account to Shareholders for all purchases and repurchase of Shares and other confirmable transactions in Shareholder accounts, arranging for the preparation and dissemination of activity statements and notices for Shareholders, and providing Shareholder account information.

(ii)	State Transaction (“Blue Sky”) Reporting. The Company shall be solely responsible for its “blue sky” compliance and state registration requirements.

(iii)	Lost Shareholder Searches and Unresponsive Payees. The Transfer Agent shall conduct lost Shareholder searches and communicate with unresponsive payees as required by Rule 17Ad-17 under the 1934 Act. If a Shareholder remains lost after the completion of the mandatory Rule 17Ad-17 searches, the Company hereby authorizes and directs the Transfer Agent to escheat the assets in such lost Shareholder’s account to the U.S. state or territory in the shareholder’s account registration.

(iv)	Escheatment Laws. Notwithstanding Section 1.3(iii), the Company shall be solely responsible for its compliance with the requirements of any applicable escheatment laws, including without limitation, the laws of any U. S. state or territory.

(v)	Depository Trust & Clearing Corporation (“DTCC”)/National Securities Clearing Corporation (“NSCC”). If applicable, the Transfer Agent shall: (a) accept and effectuate the registration and maintenance of accounts with DTCC/NSCC, and the purchase and repurchase of Shares in such accounts, in accordance with instructions transmitted to and received by the Transfer Agent by transmission from DTCC or NSCC (acting on behalf of its members); and (b) issue instructions to the Company’s banks for the settlement of transactions between the Company and DTCC or NSCC (acting on behalf of its members and bank participants).

(vi)	Performance of Certain Services by the Company or Affiliates or Agents. New procedures as to who shall provide certain of these services described in this Section 1 may be established in writing from time to time by agreement between the Company and the Transfer Agent. If agreed to in writing by the Company and the Transfer Agent, the Transfer Agent may at times perform only a portion of these services, and the Company or its agent may perform these services on the Company’s behalf.

(vii)	Restricted Shares. The Company shall be solely responsible for any restrictions or other requirements related to the shares not registered with the Securities and Exchange Commission by means of a registration statement under the Securities Act of 1933, as amended. The Transfer Agent will follow the direction of the Company with regard to the purchase, repurchase, or other processing of such shares.

1.4	Authorized Persons. The Company hereby agrees and acknowledges that the Transfer Agent may rely on the current list of authorized persons, as provided or agreed to by the Company and as may be amended from time to time, in receiving instructions to issue or redeem the Shares. The Company agrees and covenants for itself and each such authorized person that any order, sale or transfer of, or transaction in the Shares received by it after the close of the market shall be effectuated at the net asset value determined as required pursuant to the Company’s operative documents and policies and the Company or such authorized person shall so instruct the Transfer Agent of the proper effective date of the transaction.

1.5	Anti-Money Laundering and Client Screening. With respect to the Company’s offering and sale of Shares at any time, and for all subsequent transfers of such interests, the Company or its delegate shall, directly or indirectly and to the extent required by law: (i) conduct know your customer/client identity due diligence with respect to potential investors and transferees in the Shares and shall obtain and retain due diligence records for each investor and transferee; (ii) use its best efforts to ensure that each investor’s and any transferee’s funds used to purchase Shares shall not be derived from, nor the product of, any criminal activity; (iii) if requested, provide periodic written verifications that such investors/transferees have been checked against the United States Department of the Treasury Office of Foreign Assets Control database for any non-compliance or exceptions; and (iv) perform its obligations under this Section in accordance with all applicable anti-money laundering laws and regulations. In the event that the Transfer Agent has received advice from counsel that access to underlying due diligence records pertaining to the investors/transferees is necessary to ensure compliance by the Transfer Agent with relevant anti-money laundering (or other applicable) laws or regulations, the Company shall, upon receipt of written request from the Transfer Agent, provide the Transfer Agent copies of such due diligence records.

1.6	Tax Law. The Transfer Agent shall have no responsibility or liability for any obligations now or hereafter imposed on the Company, the Shares, a Shareholder or the Transfer Agent in connection with the services provided by the Transfer Agent hereunder by the tax laws of any country or of any state or political subdivision thereof. It shall be the responsibility of the Company to notify the Transfer Agent of the obligations imposed on the Company, the Shares, a Shareholder or the Transfer Agent in connection with the services provided by the Transfer Agent hereunder by the tax law of countries, states and political subdivisions thereof, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting.

1.7	REGULATION GG. The Company represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) and covenants that it shall not engage in an Internet gambling business. In accordance with Regulation GG, the Company is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Transfer Agent pursuant to this Agreement or otherwise between or among any party hereto.

1.8	The Transfer Agent will cooperate with the Company and its Chief Compliance Officer (“CCO”) in respect of compliance matters, including the Company Board’s review of the Transfer Agent’s compliance policies and procedures that are relevant in respect of the Company and the CCO’s oversight of the Company’s compliance program, which includes oversight of compliance by the Transfer Agent.

2.	FEES AND EXPENSES

2.1	Fee Schedule. For the performance by the Transfer Agent of services provided pursuant to this Agreement, the Company agrees to pay the Transfer Agent the fees and expenses set forth in a written fee schedule agreed to between the parties.

3.	REPRESENTATIONS AND WARRANTIES OF THE TRANSFER AGENT

The Transfer Agent represents and warrants to the Company that:

3.1	It is a trust company duly organized and existing under the laws of The Commonwealth of Massachusetts;

3.2	It is duly registered as a transfer agent under Section 17A(c)(2) of the 1934 Act, it will remain so registered for the duration of this Agreement, and it will promptly notify the Company in the event of any material change in its status as a registered transfer agent;

3.3	It is duly qualified to carry on its business in The Commonwealth of Massachusetts;

3.4	It is empowered under applicable laws and by its organizational documents to enter into and perform the services contemplated in this Agreement; and

3.5	All requisite organizational proceedings have been taken to authorize it to enter into and perform this Agreement.

3.6	It has adopted written policies and procedures that are reasonably designed to comply with the federal laws applicable to the Transfer Agent.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Transfer Agent that:

4.1	The Company is duly formed, validly existing and in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §3801, et. seq.;

4.2	The Company is empowered under applicable laws and by its organizational documents to enter into and perform this Agreement;

4.3	All requisite proceedings have been taken to authorize the Company to enter into, perform and receive services pursuant to this Agreement and to appoint the Transfer Agent as transfer agent of the Company;

4.4	The Company intends to elect to be regulated as a business development company under the 1940 Act and it intends to elect to be treated for federal income tax purposes, and intends to qualify annually thereafter, as a regulated investment company under the Internal Revenue Code of 1986, as amended;

4.5	The Company warrants to the Transfer Agent that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Company offers or sells its shares have been made or will be made within the time periods required; and

4.6	Where information provided by the Company or the Shareholders includes information about an identifiable individual (“Personal Information”), the Company represents and warrants that it has obtained all consents and approvals, as required by all applicable laws, regulations, by-laws and ordinances that regulate the collection, processing, use or disclosure of Personal Information, necessary to disclose such Personal Information to the Transfer Agent, and as required for the Transfer Agent to use and disclose such Personal Information in connection with the performance of the services hereunder. The Company acknowledges that the Transfer Agent may perform any of the services and may use and disclose Personal Information outside of the jurisdiction in which it was initially collected by the Company, including the United States and that information relating to the Company, including Personal Information of investors may be accessed by national security authorities, law enforcement and courts. The Transfer Agent shall be kept indemnified by and be without liability to the Administrator or the Company for any action taken or omitted by it in reliance upon this representation and warranty, including without limitation, any liability or costs in connection with claims or complaints for failure to comply with any applicable law that regulates the collection, processing, use or disclosure of Personal Information.

5.	DATA ACCESS SERVICES

5.1	The Company acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Company by the Transfer Agent as part of the Company’s ability to access certain Company-related data maintained by the Transfer Agent or another third party on databases under the control and ownership of the Transfer Agent (“Data Access Services”) constitute copyrighted, trade secret, or other proprietary information (collectively, “Proprietary Information”) of substantial value to the Transfer Agent or another third party. In no event shall Proprietary Information be deemed to be Shareholder information or the confidential information of the Company. The Company agrees to treat all Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Company agrees for itself and its officers, trustees and agents to:

(i)	use such programs and databases solely on the Company’s, or such agents’ computers, or solely from equipment at the location(s) agreed to between the Company and the Transfer Agent, and solely in accordance with the Transfer Agent’s applicable user documentation;

(ii)	refrain from copying or duplicating in any way the Proprietary Information;

(iii)	refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform the Transfer Agent in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent’s instructions;

(iv)	refrain from causing or allowing Proprietary Information transmitted from the Transfer Agent’s computers to the Company’s, or such agents’ computer to be retransmitted to any other computer facility or other location, except with the prior written consent of the Transfer Agent;

(v)	allow the Company or such agents to have access only to those authorized transactions agreed upon by the Company and the Transfer Agent;

(vi)	honor all reasonable written requests made by the Transfer Agent to protect, at the Transfer Agent’s expense, the rights of the Transfer Agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.

5.2	Proprietary Information shall not include all or any portion of any of the foregoing items that (i) are or become publicly available without breach of this Agreement; (ii) that are released for general disclosure by a written release by the Transfer Agent; or (iii) that are already in the possession of the receiving party at the time of receipt without obligation of confidentiality or breach of this Agreement. For the avoidance of doubt, any Company data that is embedded in the Proprietary Information is not itself considered Proprietary Information.

5.3	If the Company notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall use commercially reasonable efforts to correct such failure. Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data, and the Company agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof.

5.4	If the transactions available to the Company include the ability to originate electronic instructions to the Transfer Agent in order to (i) effect the transfer or movement of cash or Shares, or (ii) transmit Shareholder information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent from time to time.

5.5	Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section. The obligations of this Section shall survive any earlier termination of this Agreement.

5.6	DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN “AS IS, AS AVAILABLE” BASIS. THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.	STANDARD OF CARE / LIMITATION OF LIABILITY

6.1	In carrying out the provisions of this Agreement, the Transfer Agent shall at all times act in good faith in its performance of all services performed under this Agreement. The Transfer Agent assumes no responsibility and shall not be liable for loss or damage due to errors, including encoding and payment processing errors, unless and to the extent said errors are caused by its gross negligence, bad faith, fraud or willful misconduct or that of its employees or agents. The parties agree that any encoding or payment processing errors shall be governed by this standard of care, and that Section 4-209 of the Uniform Commercial Code is superseded by this Section.

6.2	In any event, the Transfer Agent’s cumulative liability for the term of the Agreement for any liability or loss, regardless of the form of action or legal theory, shall be limited to the fees (excluding expenses) received by the Transfer Agent under this Agreement during the preceding 12-month period. In no event shall the Transfer Agent be liable for special, incidental, indirect, punitive or consequential damages, regardless of the form of action and even if the same were foreseeable.

7.	INDEMNIFICATION

7.1	The Transfer Agent and its affiliates, including their respective officers, directors, employees and agents (the “Indemnitees”), shall not be responsible for, and the Company shall indemnify and hold the Indemnitees harmless, from and against, any and all losses, damages, costs, charges, reasonable counsel fees (including the defense of any lawsuit in which one of the Indemnitees is a name party), payments, expenses and liability arising out of or attributable to:

(i)	all actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without gross negligence, bad faith, fraud, willful misconduct;

(ii)	the Company’s material breach of any representation, warranty or covenant of the Company hereunder;

(iii)	the Company’s lack of good faith, gross negligence, fraud or willful misconduct;

(iv)	reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent, or its agents or subcontractors on: (a) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or its agents or subcontractors, including those received in hard copy, or by machine readable input, facsimile, data entry, electronic instructions or other similar means authorized by the Company, and which have been prepared, maintained or performed by the Company or any other person or firm on behalf of the Company, including but not limited to any broker-dealer, third party administrator or previous transfer agent; (b) any instructions or requests of the Company or its officers, or the Company’s agents or subcontractors or their officers or employees; (c) any instructions or opinions of legal counsel to the Company with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement which are provided to the Transfer Agent by the Company after consultation with such legal counsel; or (d) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons;

(v)	the offer or sale of Shares in violation of any requirement under the federal or state securities laws or regulations requiring that such Shares be registered, or in violation of any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such Shares;

(vi)	the negotiation and processing of any checks, wires and ACH transmissions, including without limitation, for deposit into, or credit to, the Company’s demand deposit accounts maintained by the Transfer Agent;

(vii)	all actions relating to the transmission of Company or Shareholder data through the NSCC clearing systems, if applicable; and

(viii)	any tax obligations under the tax laws of any country or of any state or political subdivision thereof, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses (including legal expenses) that may be assessed, imposed or charged against the Transfer Agent as transfer agent hereunder.

7.2	At any time the Transfer Agent may apply to any officer of the Company for instructions, and may consult with legal counsel (which may be Company counsel) with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement, and the Transfer Agent and its agents or subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted by it in reasonable reliance upon such instructions or upon the opinion of such counsel. The Transfer Agent, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Company, believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Transfer Agent or its agents or subcontractors by machine readable input, electronic data entry or other similar means authorized by the Company, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company. The Transfer Agent, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Company, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

7.4	A party seeking indemnification (“Indemnified Party”) against any third-party claim (“Indemnified Claim”) will promptly provide written notice of such claim to the other party obligated to indemnify (“Indemnifying Party”). The failure to notify the Indemnifying Party will not relieve such party of any liability under this Section, except to the extent that such failure materially prejudices the investigation and/or defense of the Indemnified Claim.

7.5	The Indemnifying Party will, at its own expense, be entitled but not obligated to control and direct the investigation and defense of any Indemnified Claim except where the Transfer Agent is the Indemnified Party and is seeking indemnification from multiple customers for claims based on common facts or otherwise related to the Indemnified Claim, in which case the Transfer Agent has the right to control and direct the investigation and defense of such claim, at the expense of (i) the Indemnifying Party or (ii) all of the customers from which indemnification is sought, including the Indemnifying Party, pro rata, as appropriate. Where the Indemnifying Party controls and directs the investigation of the defense of an Indemnified Claim, the Indemnified Party may retain separate counsel at its own expense. If a conflict of interest exists between the parties with respect to the defense of such claim, the reasonable cost of separate counsel will be an indemnified expense.

7.6	The Indemnified Party may not settle an Indemnified Claim without the consent of the Indemnifying Party, which consent will not be unreasonably withheld, conditioned or delayed, provided that the Indemnifying Party will have the right to settle an Indemnified Claim without the consent of the Indemnified Party if such settlement: (i) involves only the payment of money; (ii) fully and unconditionally releases the Indemnified Party from any liability in exchange for the amount paid in settlement; and (iii) does not include any admission of fault or liability in relation to the Indemnified Party.

7.7	In all cases, each party will, as applicable, provide reasonable cooperation and assistance to the other party and keep the other party apprised as to the status of the Indemnified Claim, including any discussions relating to the settlement of the claim and the details of any settlement offer.

8.	ADDITIONAL COVENANTS OF THE COMPANY AND THE TRANSFER AGENT

8.1	Delivery of Documents. The Company shall promptly furnish, or cause to be furnished, to the Transfer Agent the following:

(i)	A certificate of the Secretary of the Company certifying the resolution of the Board of Trustees (the “Board”) of the Company authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement.

(ii)	A copy of the By-Laws of the Company and all amendments thereto.

8.2	Certificates, Checks, Facsimile Signature Devices. The Transfer Agent hereby agrees to establish and maintain facilities and procedures for safekeeping of any stock certificates, check forms and facsimile signature imprinting devices; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

8.3	Records. In furtherance of the Company’s compliance with the requirements of Rule 31a-3 under the 1940 Act, the Transfer Agent agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request except as otherwise provided in Section 10.3. The Transfer Agent further agrees that all records that it maintains for the Company pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records may be surrendered in either written or machine-readable form, at the option of the Transfer Agent. In the event that the Transfer Agent is requested or authorized by the Company, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Company by state or federal regulatory agencies, to produce the records of the Company or the Transfer Agent’s personnel as witnesses or deponents, the Company agrees to pay the Transfer Agent for the Transfer Agent’s time and expenses, as well as the fees and expenses of the Transfer Agent’s counsel, incurred in such production.

9.	CONFIDENTIALITY AND USE OF DATA

9.1	All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations (“Confidential Information”) shall be treated as confidential. Subject to Section 9.2 below, all Confidential Information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its Affiliates (as defined in Section 9.2 below), including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Transfer Agent or its Affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information. In the event of a disclosure pursuant to clauses (c) or (d) of the immediately preceding sentence, to the extent permitted by law, the Receiving Party shall provide reasonably practicable notice to the Disclosing Party of any such disclosure.

9.2	(a) In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Transfer Agent (which term for purposes of this Section 9.2 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding the Company and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Company and the Transfer Agent or any of its Affiliates and (ii) to carry out the internal management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

(b)       Subject to paragraph (d) below, the Transfer Agent and/or its Affiliates may use any Confidential Information of the Company (“Data”) obtained by such entities in the performance of their services under this Agreement or any other agreement between the Company and the Transfer Agent or one of its Affiliates, including Data regarding transactions and portfolio holdings relating to the Company to develop, publish or otherwise distribute to third parties certain investor behavior “indicators” or “indices” that represent broad trends  in the flow of investment funds into various markets, sectors or investment instruments (collectively, the “Indicators”), but only so long as (i) the Data is combined or aggregated with (A) information of other customers of the Transfer Agent and/or (B) information derived from other sources, in each case such that the Indicators do not allow for attribution or identification of such Data with the Company, (ii) the Data represents less than a statistically meaningful portion of all of the data used to create the Indicators and (iii) the Transfer Agent publishes or otherwise distributes to third parties only the Indicators and under no circumstance publishes, makes available, distributes or otherwise discloses any of the Data to any third party, whether aggregated, anonymized or otherwise, except as expressly permitted under this Agreement.

(c)       The Company acknowledges that the Transfer Agent may seek to realize economic benefit from the publication or distribution of the Indicators.

(d)       Except as expressly contemplated by this Agreement, nothing in this Section 9.2 shall limit the confidentiality and data protection obligations of the Transfer Agent and its Affiliates under this Agreement and applicable law. The Transfer Agent shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 9.2 to comply at all times with confidentiality and data protection obligations as if it were a party to this Agreement.

9.3	The Transfer Agent affirms that it has, and will continue to have throughout the term of this Agreement, procedures in place that are reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable laws, rules and regulations.

10.	Effective Period and Termination

10.1	Term. This Agreement shall remain in full force and effect for an initial term ending on the one-year anniversary of the effective date of this Agreement (the “Initial Term”). After the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms (each, a “Renewal Term”) unless a written notice of non-renewal is delivered by the non-renewing party no later than one hundred and twenty (120) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

10.2	Termination. During the Initial Term and thereafter, either party may terminate this Agreement: (i) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable to the non-breaching party, within sixty (60) days’ written notice of such breach, or (ii) in the event of the appointment of a conservator or receiver for the other party, the commencement by or against the other party of a bankruptcy or insolvency case or proceeding, or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction.

10.3	Payments Owning to the Transfer Agent. Upon termination of this Agreement pursuant to this Section 10, the Company shall pay the Transfer Agent its compensation due as of the date of such termination and shall reimburse the Transfer Agent for its costs, expenses and disbursements.

In the event of: (i) the Company’s termination of this Agreement for any reason other than as set forth in Section 10.1 or 10.2, or (ii) a transaction not in the ordinary course of business pursuant to which the Transfer Agent is not retained to continue providing services hereunder to the Company (or its respective successor), the Company shall pay the Transfer Agent its compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by the Transfer Agent with respect to the Company) and shall reimburse the Transfer Agent for its costs, expenses and disbursements. Upon receipt of such payment and reimbursement, the Transfer Agent will deliver the Company’s records as set forth herein.

10.4	Exclusions. For the avoidance of doubt, no payment will be required pursuant to clause (ii) of Section 10.3 in the event of any transaction such as (a) the liquidation or dissolution of the Company and distribution of the Company’s assets as a result of the Board’s determination in its reasonable business judgment that the Company is no longer viable or that liquidation is in the best interest of the Company, (b) a merger of the Company into, or the consolidation of the Company with, another entity, or (c) the sale by the Company of all, or substantially all, of its assets to another entity, in each of (b) and (c) where the Transfer Agent is retained to continue providing services to the Company (or its respective successor) on substantially the same terms as this Agreement.

10.5	Disengagement Assistance. In the event the Company has not appointed a successor transfer agent as of the date of termination, the Transfer Agent may continue to provide the services under the terms of this Agreement, until such time as the services have been transitioned to a successor transfer agent, at the then current fee rates at the time of such termination or expiration. The Transfer Agent agrees to promptly, upon request from the Company, transfer an electronic copy (or in a format as reasonably agreed by the parties) of any records and related supporting documentation held by it under this Agreement to the Company, to any successor transfer agent, or to such other person as the Company may instruct

11.	assignment

11.1	Except as provided in Section 12 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

11.2	Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Transfer Agent and the Company, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Company. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective permitted successors and assigns.

11.3	This Agreement does not constitute an agreement for a partnership or joint venture between the Transfer Agent and the Company. Neither party shall make any commitments with third parties that are binding on the other party without the other party’s prior written consent.

12.	DELEGATION; subcontractors

12.1	The Transfer Agent shall have the right, without the consent or approval of the Company, to employ agents, subcontractors, consultants and other third parties, whether affiliated or unaffiliated, to provide or assist it in the provision of any part of the services stated herein (each, a “Delegate” and collectively, the “Delegates”), without the consent or approval of the Company. The Transfer Agent shall be responsible for the services delivered by, and the acts and omissions of, any such Delegate as if the Transfer Agent had provided such services and committed such acts and omissions itself. Unless otherwise agreed in a Fee Schedule, the Transfer Agent shall be responsible for the compensation of its Delegates. Where required, such Delegate shall be a duly registered transfer agent pursuant to Section 17A(c)(2) of the 1934 Act.

12.2	The Transfer Agent will provide the Company with information regarding its global operating model for the delivery of the services on a quarterly or other periodic basis, which information shall include the identities of Delegates affiliated with the Transfer Agent that perform or may perform parts of the services, and the locations from which such Delegates perform services, as well as such other information about its Delegates as the Company may reasonably request from time to time. Nothing in this Section 12 shall limit or restrict the Transfer Agent’s right to use affiliates or third parties to perform or discharge, or assist it in the performance or discharge, of any obligations or duties under this Agreement other than the provision of the services.

13.	BUSINESS CONTINUITY / DISASTER RECOVERY / CYBERSECURITY/ INTERNAL CONTROLS

13.1	Business Continuity Plans. The Transfer Agent will at all times maintain a written business contingency plan for the restoration of critical processes and operations, and a written disaster recovery plan and will take commercially reasonable measures to maintain and periodically test such plans. The Transfer Agent will implement such plans following the occurrence of an event which results in an interruption or suspension of the services to be provided by the Transfer Agent hereunder.

13.2	Internal Controls Review and Report. The Transfer Agent will retain a firm of independent auditors to perform an annual review of certain internal controls and procedures employed by the Transfer Agent in the provision of the Services and issue a standard System and Organization Controls 1 or equivalent report based on such review. The Transfer Agent will provide a copy of the report to the Company upon request.

13.3	Information Security Systems and Controls. The Transfer Agent will maintain written policies and procedures and commercially reasonable information security systems and controls, which include administrative, technical, and physical safeguards that are designed to: (i) maintain the security and confidentiality of the Company’s data; (ii) protect against any anticipated threats or hazards to the security or integrity of such data, including appropriate measures designed to meet legal and regulatory requirements applying to the Transfer Agent; and (iii) protect against unauthorized access to or use of the Company’s data.

13.4	Virus Detection. The Transfer Agent will at all times employ a current version of one of the leading commercially available virus detection software programs to test the hardware and software applications used by it to deliver the services hereunder for the presence of any computer code designed to disrupt, disable, harm, or otherwise impede operation.

14.	miscellaneous

14.1	Amendment. This Agreement may be amended or modified by a written agreement executed by both parties.

14.2	New York Law to Apply. This Agreement is governed by and interpreted in accordance with the laws of the State of New York, without regard to its conflicts of laws rules, and any disputes which may arise out of, under or in connection with this Agreement will be determined by the exclusive jurisdiction of the New York courts.

14.3	Force Majeure. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, acts of war or terrorism, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

14.4	Data Protection. State Street will implement and maintain a comprehensive written information security program that contains appropriate security measures to safeguard the personal information of the Company’s shareholders, employees, trustees and/or officers that the Transfer Agent receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) driver’s license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account. Notwithstanding the foregoing, “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

14.5	Survival. All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.

14.6	Severability. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

14.7	Priorities Clause. In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

14.8	Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. The failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any such term, right or remedy or a waiver of any other rights or remedies. No single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy. Any waiver must be in writing signed by the waiving party.

14.9	Entire Agreement. This Agreement and any schedules, exhibits, attachments or amendments hereto constitute the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

14.10	Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

14.11	Reproduction of Documents. This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, digital or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

14.12	Notices. Any notice instruction or other instrument required to be given hereunder will be in writing and may be sent by email, hand or overnight delivery (with a copy sent via email) by any recognized delivery service, to the parties at the following address or such other address as may be notified by any party from time to time:

(a)       If to Transfer Agent, to:

State Street Bank and Trust Company

Transfer Agency

Attention: Compliance

1776 Heritage Drive

JAB/3

North Quincy MA 02171

Email: TACompliance@statestreet.com

With a copy to:

State Street Bank and Trust Company

Legal Division – Global Services Americas

One Congress Street

Boston, MA 02114-2016

If to the Company, to:

Third Point Private Capital Partners

55 Hudson Yards, 51st Floor

New York, NY 10001

Attention: Third Point Private Capital LLC

Telephone: (212) 715-3880

Email: legal@thirdpoint.com

14.13	Interpretive and Other Provisions. In connection with the operation of this Agreement, the Transfer Agent and the Company, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of the Company’s governing documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

14.14	Limitation on Liability. Notice is hereby given that this Agreement is not executed on behalf of any trustees of the Company as individuals, and the obligations of this Agreement are not binding on any of the trustees, officers, shareholders or partners of the Company individually, but are binding only upon the property of the Company. The Transfer Agent agrees that no shareholder, director, officer or partner of the Company may be held personally liable or responsible for any obligations of the Company arising out of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

Third Point Private Capital Partners

By:
Name:
Title:

SUPPLEMENT

TO

TRANSFER AGENCY AND SERVICE AGREEMENT

The Transfer Agency and Service Agreement dated and effective as of [●], 2025 (the “Agreement”), by and between State Street Bank and Trust Company (the “Bank”), a Massachusetts trust company, and Third Point Private Capital Partners, a Delaware closed-end management investment company that intends to elect and be regulated as a business development company (the “Fund”) under the Investment Company Act of 1940 (the “1940 Act”), as amended from time to time, is hereby supplemented as of [●], 2025 (the “Effective Date”) in the manner set forth below (the “Supplement”).

WHEREAS, the USA PATRIOT Act of 2001, and the rules and regulations promulgated thereunder (collectively, the “USA PATRIOT Act”), imposes anti-money laundering requirements on financial institutions;

WHEREAS, the Fund has developed and implemented written anti-money laundering and sanctions policies (the “Fund's AML and Sanctions Program”) pursuant to the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act, and the rules and regulations implemented or enforced by the Financial Crimes Enforcement Network (“FinCEN”) and the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury and the sanctions, laws, regulations and rules of other jurisdictions;

WHEREAS, the Fund’s AML and Sanctions Program incorporates customer identification and other procedures reasonably designed to satisfy the relevant requirements of the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act, as well as the relevant rules and regulations implemented and enforced by FinCEN and OFAC;

WHEREAS, the Fund is permitted under applicable law and regulation to engage a third-party service provider to assist the Fund with certain aspects of the Fund’s AML and Sanctions Program;

WHEREAS, the Fund desires to engage the Bank to assist the Fund with certain aspects of the Fund’s AML and Sanctions Program, to the extent such activities are applicable to the Fund, and the Bank desires to assist the Fund with respect to certain aspects of the Fund’s AML and Sanctions Program, as more particularly described in Section 1.2 herein (the “AML/Sanctions Assistance Functions”);

WHEREAS, certain aspects of the AML/Sanctions Assistance Functions shall be performed by the Bank’s Transfer Agency department (hereinafter, the “Transfer Agent”); and

WHEREAS, in performing the AML/Sanctions Assistance Functions, the Transfer Agent will follow its own anti-money laundering and sanctions procedures (hereinafter “Transfer Agent’s AML and Sanctions Procedures”), as permitted under the Bank’s anti-money laundering and sanctions program (hereinafter “Bank’s AML and Sanctions Program”).

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NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to supplement the Agreement pursuant to the terms thereof by adding the following provisions:

Duties:

Duties of the Fund. The Fund shall perform the following functions:

(a)       Notice. The Fund or its agent shall provide notice to such Fund’s prospective investors that information is being requested to verify their identity in order to combat money laundering and terrorist financing.

(b)       Information Collection – Fund Investors. Prior to the acceptance by the Fund of any potential Fund investor’s subscription, and from time to time thereafter promptly upon the request of the Transfer Agent, the Fund or its agent shall obtain identifying information from such Fund’s investors (with respect to the Fund, each investor in the Fund being a “Fund Investor”), which identifying information, shall be determined by the Fund Investor identification requirements outlined in the Transfer Agent’s AML and Sanctions Procedures, as may be updated, revised or amended from time to time solely at the discretion of the Transfer Agent and the Bank, and which at a minimum currently includes: (i) full legal name, (ii) date of birth (if applicable), (iii) physical address and (iv) a taxpayer identification number, an Individual/International Taxpayer Identification Number or other government-issued identifier for individuals and equivalent information for entities. The Fund or its agent shall also identify for the Transfer Agent the nature and purpose of each Fund Investor’s account.

(c)       Information Collection – UBOs and Controlling Parties. Prior to the acceptance by the Fund of any potential Fund Investor’s subscription that is effective on or after the date of this Agreement, and from time to time thereafter promptly upon the request of the Transfer Agent (which requests may relate to Fund Investors who invested in the Fund prior to the date hereof), the Fund or its agent shall obtain, unless an exclusion applies, identifying information with respect to each ultimate beneficial owner and a controlling party of such Fund Investor, if any, and complete and sign a certification as to such Fund Investor’s ultimate beneficial owners and a controlling party. The requisite identifying information, criteria for determining what constitutes an ultimate beneficial owner and controlling party, whether any exclusions apply to a Fund Investor, and the form of such ultimate beneficial owner and controlling party certification, in each case, shall be determined by the Transfer Agent’s AML and Sanctions Procedures, as may be updated, revised or amended from time to time solely at the discretion of the Transfer Agent and the Bank. Each such ultimate beneficial owner and controlling party identified in the certification shall hereinafter be referred to as a “UBO” and “Controlling Party,” respectively.

(d)       Notification Regarding Changes to Fund Investor, UBO or Controlling Party Information. The Fund or its agent shall promptly notify the Transfer Agent of any changes to any relevant Fund Investor, UBO or Controlling Party information, including, but not limited to, changes of name, corporate structure, bank details, tax status, address or beneficial ownership.

(e)       Designated Contact. The Fund shall designate an officer or agent of the Fund to be the Fund’s authorized contact with respect to the AML/Sanctions Assistance Functions performed hereunder (the “Designated Contact”).

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1.2	AML/Sanctions Assistance Functions. The Bank shall perform the following functions:

a)       Identity Verification for Fund Investors, UBOs and Controlling Parties. The Transfer Agent shall, within thirty (30) calendar days of acceptance by the Fund of a Fund Investor’s subscription or within thirty (30) calendar days of the Transfer Agent being notified of or detecting a change to any relevant Fund Investor, UBO or Controlling Party information, verify the identifying information of such Fund Investor, UBO or Controlling Party as recorded on the Transfer Agent’s record keeping systems. To the extent the Transfer Agent’s AML and Sanctions Procedures require documentation to support the identity verification for any Fund Investor, UBO and/or Controlling Party, which documentation shall be determined by the Transfer Agent’s AML and Sanctions Procedures, as may be updated, revised or amended from time to time solely at the discretion of the Transfer Agent and the Bank, such as government-issued identification cards, passports, utility bills or organizational documents, where necessary, the Fund shall timely collect such information or documentation, with the assistance from the Transfer Agent, as necessary. The Fund and the Transfer Agent hereby agree to follow the procedures relating to Fund Investor, UBO and Controlling Party identity verification as set forth in Appendix A hereto.

b)       Sanctions Screening. The Bank, on behalf of the Transfer Agent, shall screen new and existing Fund Investors, UBOs and Controlling Parties against sanction-related lists promulgated by the United States, the European Union, and the United Nations. The Bank reserves the right to screen new and existing Fund Investors, UBOs and Controlling Parties against such other sanction-related lists as may be required by the Bank’s AML and Sanctions Program from time to time. The Fund acknowledges that the Bank and the Transfer Agent shall have no obligation to accept any Fund Investor’s subscription, and shall have the right to block, freeze or reject any Fund Investor’s subscription or account, as applicable, in order for the Bank and/or the Transfer Agent to meet its legal and/or internal compliance requirements. In the event that a Fund Investor’s subscription is blocked, frozen or rejected, the Transfer Agent shall promptly inform the Designated Contact of the circumstances that lead to the block, freeze or rejection.

c)       Transaction Monitoring and Suspicious Activity Reporting. The Bank shall maintain internal controls and procedures reasonably designed to monitor transactions in Fund Investor accounts using a risk-based approach. The Bank shall use the definitions provided in the applicable rules and regulations promulgated under the Bank Secrecy Act and/or the Bank’s AML and Sanctions Program to determine what activity may be suspicious. Any suspicious activity identified shall be reported, in accordance with the Bank’s AML and Sanctions Program, to the Bank’s Global Chief AML Officer who shall take any required action under applicable law and/or the Bank’s AML and Sanctions Program. The Bank’s AML Compliance Officer supporting the Transfer Agent will determine whether information related to the activity in question may be shared with the Fund’s Designated Contact. Notwithstanding the foregoing and for the avoidance of doubt, the Bank will not disclose any information that would reveal the existence of a SAR.

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d)       Ongoing Customer Due Diligence. The Transfer Agent shall maintain risk-based internal controls and procedures reasonably designed for conducting ongoing due diligence of Fund Investors, including, but not limited to, understanding the nature and purpose of Fund Investor relationships to develop Fund Investor risk profiles and conducting risk-based monitoring to maintain and update Fund Investor information.

e)       Recordkeeping. The Bank and Transfer Agent will retain records as required by applicable U.S. law or regulation.

1.3	Introducer Letters.

(a)       The Fund hereby instructs the Bank not to perform the AML/Sanctions Assistance Functions if a verified member (the “Introducer”) of the Financial Industry Regulatory Authority (“FINRA”) declares in writing that it has verified the identity of a Fund Investor and any applicable ultimate beneficial owners and controlling parties pursuant to a valid introducer letter.

(b)       The Fund agrees that the Fund, and not the Bank, will be responsible for determining whether an introducer letter is valid. Furthermore, the Fund, and not the Bank, will be responsible for compliance with any requirements under the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act, and other applicable U.S. rules and regulations, including, but not limited to, any Customer Due Diligence Requirements for Financial Institutions published by FinCEN on May 11, 2016, together or collectively with any amendments thereto, with respect to any Fund Investor(s) introduced by such Introducer if an introducer letter fails to meet any standards required by law or regulation.

(c)       The Fund has approved the introducer letters for the list of Introducers on Appendix B attached hereto. In the event that the Fund approves one or more additional Introducers, the Fund shall notify the Bank in writing and shall provide an updated Appendix B to this Supplement. The parties agree that any such notification shall be considered an instruction under the Agreement directing the Bank not to perform the AML/Sanctions Assistance Functions for Fund Investors introduced by such Introducer(s).

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2.	Representations, Warranties, Covenants and Certifications.

2.1	The Transfer Agent shall certify to the Fund, on an annual basis and in such form as the Transfer Agent and such Fund may mutually agree upon, that the:

(a)       Transfer Agent’s AML and Sanctions Procedures are reasonably designed to prevent money laundering or the financing of terrorist activities in accordance with the Bank Secrecy Act, as amended by the USA PATRIOT Act, and other applicable U.S. rules and regulations;

(b)       Transfer Agent has designated an individual or individuals responsible for implementing and monitoring the Transfer Agent’s AML and Sanctions Procedures;

(c)       Transfer Agent has provided, and will continue to provide, ongoing training for the appropriate personnel with respect to the Transfer Agent’s AML and Sanctions Procedures;

(d)       Transfer Agent provides for periodic, but at a minimum annual, independent testing of the Transfer Agent’s AML and Sanctions Procedures;

(e)       Transfer Agent maintains risk-based internal controls and procedures reasonably designed for conducting ongoing due diligence of Fund Investors;

(f)       Transfer Agent has performed the functions it has agreed to perform pursuant to this Supplement.

2.2	The Fund hereby represents and warrants and, upon the Bank’s request, which generally will not exceed more than one request annually, covenants to certify to the Bank that:

(a)	The Fund understands that the Bank’s AML and Sanctions Program and the Transfer Agent’s AML and Sanctions Procedures were developed and implemented, and will be maintained, in accordance with the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act, and the applicable rules and regulations promulgated thereunder; and

(b)	The Fund shall not take any action to breach or cause the Bank or the Transfer Agent to breach any provisions of the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act, and the applicable rules and regulations promulgated thereunder or any applicable sanctions laws, rules or regulations, including, but not limited to, those issued and/or promulgated by the United States, the European Union and the United Nations;

(c)	The Fund shall not use the services provided by the Bank and the Transfer Agent under the Agreement or this Supplement to undertake or facilitate any business involving any party subject to sanctions laws, rules or regulations issued and/or promulgated by the United States, the European Union and the United Nations;

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(d)	The Fund has in place systems and controls reasonably designed to ensure compliance with clauses (b) and (c) above;

(e)	The Bank and the Transfer Agent shall have no obligation to perform, and shall not be in breach of the Agreement or this Supplement or liable to the Fund for any failure to perform, any activity relating to Fund Investor accounts, account maintenance activities or other transfer agency or banking activities that: (i) may cause the Bank or the Transfer Agent to breach any provisions of the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act, and the applicable rules and regulations promulgated thereunder or any applicable sanctions laws, rules or regulations (including, but not limited to, those issued and/or promulgated by the United States, the European Union or the United Nations); and/or (ii) involves dealing with or acting to benefit any party subject to sanctions laws, rules or regulations issued and/or promulgated by the United States, the European Union and the United Nations;

(f)	The Fund and its board of trustees agree that none of them will knowingly act or fail to act in a manner that violates or is inconsistent with the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act, and the applicable rules and regulations promulgated thereunder or any applicable sanctions laws, rules or regulations (including, but not limited to, those issued and/or promulgated by the United States, the European Union or the United Nations);

(g)	The Designated Contact is responsible to act and communicate on behalf of the Fund, which includes any instructions the Fund makes to the Transfer Agent; and

(h)	The Fund shall provide the Bank or the Transfer Agent, promptly upon request, with any documents or other information necessary for the Bank to comply with any applicable anti-money laundering and/or sanctions laws, rules or regulations or any other laws or regulations applicable to it and its affiliates.

3.	Consent to Examination

3.1	Upon reasonable request, the Transfer Agent will provide, to the extent permitted by law, the Fund with reasonable access to information obtained and held with respect to Fund Investors or reasonable access to information to satisfy the Fund of the suitability of the Transfer Agent to perform the AML/Sanctions Assistance Functions and of the reliability of the Transfer Agent’s systems and procedures for compliance with applicable U.S. anti-money laundering laws, rules and regulations and applicable sanctions laws, rules and regulations. The Fund will reimburse the Transfer Agent for reasonable expenses incurred in providing such access.

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3.2	Each party further understands and acknowledges that the records maintained under the Transfer Agent’s AML and Sanctions Procedures may be subject, from time to time, to examination and/or inspection by U.S. federal regulators or the Bank’s auditors as part of the periodic testing of the Fund’s AML/Sanctions Assistance Functions.

3.4	In addition, each party understands and acknowledges that the records maintained by the Bank with respect to the AML/Sanctions Assistance Functions may be subject, from time to time, to examination and/or inspection by such Fund’s regulatory authorities. For purposes of such examination and/or inspection, the Bank will use its reasonable efforts to make available, during normal business hours, all required records and information concerning the AML/Sanctions Assistance Functions that the Bank performs under this Supplement for review by such regulatory authorities. The Fund shall provide the Bank with notice of any pending or planned examinations and/or inspections as soon as practicable after the Fund is notified.

3.5	The Transfer Agent shall provide to the Fund, upon reasonable request, (i) a written summary of the Transfer Agent’s AML and Sanctions Procedures, which the Fund may use as written evidence of the Transfer Agent’s suitability to perform the AML/Sanctions Assistance Functions on behalf of the Fund, and (ii) information and documents received and maintained with respect to Fund Investors or prospective investors to enable the Fund to comply with requests from its regulators or other law enforcement authorities in accordance with relevant laws and regulations.

4.	No Delegation of The Fund’s Anti-Money Laundering/Sanctions Screening Responsibilities

4.1	The Fund understands and agrees that the Bank’s and the Transfer Agent’s only responsibilities under this Supplement are in performing the AML/Sanctions Assistance Functions as set forth herein and that the Fund is ultimately responsible for ensuring that it is compliant with its own regulatory obligations relative to applicable anti-money laundering and sanctions laws, rules and regulations. For the avoidance of doubt, the Bank and the Transfer Agent shall not be responsible for any other aspect of the Fund’s AML and Sanctions Program or for the overall compliance by the Fund with the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act, and the applicable rules and regulations promulgated thereunder, including, but not limited to, any Customer Due Diligence Requirements for Financial Institutions published by FinCEN on May 11, 2018, together or collectively with any amendments thereto, or for the overall compliance by the Fund with any applicable sanctions laws, rules or regulations, or for any other matters that have not been delegated hereunder. Additionally, the parties acknowledge and agree that the Bank and the Transfer Agent shall only be responsible for performing the AML/Sanctions Assistance Functions with respect to the ownership of, and transactions in, shares in the Fund for which the Transfer Agent maintains the applicable investor information and records.

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4.2	The Fund understands and agrees that, notwithstanding the Bank’s agreement to perform the AML/Sanctions Assistance Functions, the Bank shall be ultimately responsible for, and have complete discretion in, ensuring that it is compliant with its own anti-money laundering and sanctions screening and reporting obligations.

5.	Miscellaneous

5.1	This Supplement to the Agreement supersedes as of the Effective Date Section 1.5 of the Agreement and any prior supplement, amendment or other agreement with respect to the services or functions the Bank and the Transfer Agent shall perform to assist the Fund with respect to the Fund’s AML and Sanctions Program or any other subject matter herein whether oral or written. In all other regards, the terms and provisions of the Agreement between the parties hereto shall continue to apply with full force and effect.

5.2	Either party may terminate this Supplement upon sixty (60) days’ written notice to the other party. Further, this Supplement will terminate automatically upon any termination of the Agreement.

5.3	Each party represents to the other that the execution and delivery of this Supplement has been duly authorized.

5.4	This Supplement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, xerographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

5.5	This Supplement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, each of the parties has caused this Supplement to be executed in its name and behalf by its duly authorized representative.

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

Third Point Private Capital Partners

By:
Name:
Title:

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Appendix A

PROCEDURES FOR FUND INVESTOR, UBO AND CONTROLLING PARTY IDENTITY VERIFICATION

The procedures relating to Fund Investor, UBO and Controlling Party verification prior to the expiration of the thirty (30) calendar day period after acceptance by the Fund of a Fund Investor’s subscription or the Transfer Agent being notified of or detecting a change to any relevant Fund Investor, UBO or Controlling Party information, are as follows:

•	The Transfer Agent shall provide services in respect of the Fund Investor and permit the Fund Investor to transact in the Fund prior to satisfaction of the Fund Investor, UBO and Controlling Party identity verification requirements.

•	In the event that sufficient information or documentation is not provided with respect to the Fund Investor or any applicable UBO or Controlling Party within fifteen (15) calendar days of acceptance by the Fund of a Fund Investor’s subscription or the Transfer Agent being notified of or detecting a change to any relevant Fund Investor, UBO or Controlling Party information, the Transfer Agent shall promptly contact the Fund’s Designated Contact to seek further instructions.

•	In the event that sufficient information or documentation is not provided with respect to the Fund Investor or any applicable UBO or Controlling Party within thirty (30) calendar days of acceptance by the Fund of a Fund Investor’s subscription or within thirty (30) calendar days of being notified of or detecting a change to any relevant Fund Investor, UBO or Controlling Party information, the Transfer Agent will promptly inform the Designated Contact of the foregoing circumstances who shall (A) determine for the Fund such other action(s) as may be required by applicable law or regulation and (B) instruct the Transfer Agent on the action(s) the Designated Contact wishes the Transfer Agent to take which may include no action, continuing to accept the Fund Investor’s subscription funds, returning the Fund Investor’s subscription, or freezing or liquidating the Fund Investor’s subscription funds. Notwithstanding such Designated Contact instructions, the Bank will take such action as it is required to take under applicable law or the Bank’s AML and Sanctions Program, which may include, but is not limited to, returning the Fund Investor’s subscription, or freezing or liquidating the Fund Investor’s subscription funds or termination of the Transfer Agent’s relationship with the Fund.

•	The Fund hereby instructs the Transfer Agent to report non-compliant accounts to the Fund’s Chief Compliance Officer every 30 calendar days.

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Appendix B

APPROVED INTRODUCERS

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